UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2014

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of) Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2014, Amphenol Corporation (the “Company”) entered into a commercial paper program (the “Program”) pursuant to which the Company may issue short-term unsecured commercial paper notes (the “Notes”) in one or more private placements exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the maximum aggregate principal amount of the Notes outstanding under the Program not to exceed $1.5 billion at any time.    Amounts undrawn under the Company’s existing $1.5 billion revolving credit facility, which expires in July 2018, are available to repay the Notes, if necessary.  The maturities of the Notes will vary, but may not exceed 397 days from the date of issue.  The Notes will be sold under customary terms in the commercial paper market and may be issued at a discount from par, or, alternatively, may be sold at par and bear varying interest rates on a fixed or floating basis. The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes.  Citibank Global Markets Inc.  and JP Morgan Securities LLC each will act as a dealer under the Program (collectively the “Dealers”) pursuant to the terms and conditions of their respective Dealer agreements (the “Dealer Agreements”).  Citibank N.A. will act as issuing and paying agent under the Program.  Each Dealer Agreement provides the terms under which the respective Dealer will either purchase from the Company or arrange for the sale by the Company of the Notes pursuant to an exemption from federal and state securities laws.  Each Dealer Agreement contain customary representations, warranties, covenants, defaults and indemnification provisions and is substantially the same in all material respects.  A form of Dealer Agreement is attached to this report as Exhibit 10.1 and is incorporated by reference herein. The foregoing descriptions of the Program and the Dealer Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the Program as set forth in the form of Dealer Agreement.

One or more of the Dealers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursements. Such fees and expense reimbursements may be funded with proceeds from the issuances of the Notes.   In addition, the Dealers or their affiliates are lenders under the Company’s revolving credit facility.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.  The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1    Form of Dealer Agreement dated as of August 29, 2014 between the Company, Citibank Global Markets and JP Morgan Securities LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

	By	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President
and Chief Financial Officer

Date: September 5, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Dealer Agreement dated August 29, 2014 between the Company and the Dealer party thereto